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                                                                    EXHIBIT 99.1

                           CALIFORNIA MICROWAVE, INC.
                            ------------------------

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                            ------------------------

                          TO BE HELD ON MARCH   , 1995

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  COMMON STOCK

     The undersigned hereby appoints Philip F. Otto and George L. Spillane, jointly and severally, as proxies with full power of substitution to represent and to vote, as designated below, the common stock of the undersigned at the Special Meeting of Stockholders of California Microwave, Inc. ("CMI") to be held
on March   , 1995, or any adjournment or postponement thereof, for the purpose of considering any business that may properly come before the Special Meeting, including:

Item No. 1. Approval of the Agreement and Plan of Reorganization and Merger and
            the related Agreement of Merger.

     To approve an Agreement and Plan of Reorganization and Merger, dated as of January 31, 1995, and the related Agreement of Merger, among CMI, CMI Acquisition Corporation, a Texas corporation and a wholly owned subsidiary of CMI ("Acquisition Corp."), and Microwave Networks Incorporated, a Texas corporation ("MNI"), pursuant to which (i) Acquisition Corp. will be merged into MNI, (ii) MNI will be the surviving corporation and a wholly owned subsidiary of CMI; (iii) each outstanding share of MNI Common Stock and MNI Preferred Stock ("MNI Capital Stock") (other than shares, if any, as to which dissenters' rights have been exercised pursuant to Texas law) will be converted into that number of shares of CMI Common Stock determined by dividing 3,350,000 by the total number of shares of MNI Capital Stock outstanding immediately prior to the closing (including for this purpose any MNI Capital Stock issuable under then outstanding options, warrants or other convertible securities) and rounding the quotient off to the nearest ten-thousandth (.0001) subject to possible adjustment as described in the Prospectus/Proxy Statement; and (iv) CMI will assume all outstanding options of MNI.

  FOR ------------------  AGAINST --------------   ABSTAIN ------------------

Item No. 2. In their discretion, the proxies herein appointed are hereby authorized to vote upon such other matters as may properly come before the Special Meeting.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy, when properly executed, will be voted FOR the approval of the Agreement and Plan of Reorganization and Merger and the related Agreement of Merger.

Dated:             , 1995

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                                          (Please sign your name(s) exactly as
                                          shown on your stock certificate. If
                                          you are signing as executor,
                                          administrator, trustee or other
                                          representative, please give your full
                                          title.)